EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-100340, 333-106320 and 333-120649) of International Lease Finance Corporation of our report dated March 4, 2005, except for the effects of the restatement as disclosed in Note B, and Note Q, as to which the date is August 15, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.
PricewaterhouseCoopers LLP
Los Angeles, California
August 17, 2005